Exhibit 3.03

                                    Delaware
                             -----------------------        Page 1
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DEAN WITTER DIVERSIFIED FUTURES FUND III L.P.", CHANGING ITS NAME FROM "DEAN WITTER DIVERSIFIED FUTURES FUND LIMITED PARTNERSHIP" TO "MORGAN STANLEY DIVERSIFIED FUTURES FUND III L.P.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JULY, A.D. 2006, AT 2:06 O'CLOCK P.M.

                                   /s/ Harriet Smith Windsor, Secretary of State
                                   ---------------------------------------------
                                     Harriet Smith Windsor, Secretary of State

                        [SEAL]

2230498 8100                                    AUTHENTICATION: 4916708
060686717                                                 DATE: 07-20-06

                                                      State of Delaware
                                                      Secretary of State
                                                   Division of Corporations
                                                Delivered 02:16 PM 07/20/2006
                                                  FILED 02:06 PM 07/20/2006
                                                 SRV 060686717 - 2230498 FILE

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.

     The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

1. The name of the limited partnership is Dean Witter Diversified Futures Fund Limited Partnership.

2. The text of paragraph 1 of the Certificate of Limited Partnership is hereby deleted and replaced with the following sentence:

     "The name of the Partnership is Morgan Stanley Diversified Futures Fund III L.P."

     IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership as of the 20th day of July, 2006.

                              By:   DEMETER MANAGEMENT CORPORATION,
                                    General Partner

                              By: /s/ Walter Davis
                                  ---------------------------
                                    Walter Davis
                                    President